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 CORPORATE ACCESS NUMBER    20741756


ALBERTA
GOVERNMENT OF ALBERTA



                                 BUSINESS CORPORATIONS ACT

                                 CERTIFICATE OF CONTINUANCE


PROFCO RESOURCES LTD.
CONTINUED FROM BRITISH COLUMBIA TO ALBERTA ON

JUNE 10, 1997.








REGISTRIES GOVERNMENT OF ALBERTA



(SIGNATURE) REGISTRAR OF CORPORATIONS



REG 3066 (96/01)










Certificate of Continuance 6.10.97
20F